EXHIBIT 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of LANDS’ END, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint JAMES F. GOOCH, BERNARD L. MCCRACKEN and DORIAN R. WILLIAMS, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file, and deliver all instruments and generally to do all acts and things in all capacities which said attorneys and agents, or any of them, deem requisite, necessary or advisable to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, (the “Securities Act”) and all requirements of the Securities and Exchange Commission in respect thereto, and any similar requirements of any state securities commission and any applicable securities exchange or securities self-regulatory organization, in connection with the registration under the Securities Act of (1) shares of common stock of the Company, $0.01 par value per share, for issuance pursuant to the Nonqualified Stock Option Agreement between the Company and Jerome S. Griffith, and (2) shares of common stock of the Company, $0.01 par value per share, for issuance pursuant to the Restricted Stock Unit Agreement between the Company and Jerome S. Griffith, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer of the Company, as indicated below opposite his or her signature, to one or more registration statements on Form S-8 with respect to said shares of common stock (the “Registration Statement”), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any instruments, amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 19th day of December, 2016.

Signature	Title

s/ Joseph M. Boitano	Co-Interim Chief Executive Officer, Executive Vice President and Chief Merchandising and Design Officer (Co-Principal Executive Officer)
Joseph M. Boitano

/s/ James F. Gooch	Co-Interim Chief Executive Officer, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Co-Principal Executive Officer and Principal Financial Officer)
James F. Gooch

/s/ Bernard L. McCracken	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Bernard L. McCracken

/s/ Josephine Linden	Director, Chairman of the Board of Directors
Josephine Linden

/s/ Robert Galvin	Director
Robert Galvin

/s/ Elizabeth Leykum	Director
Elizabeth Leykum

/s/ John T. McClain	Director
John T. McClain

/s/ Jignesh Patel	Director
Jignesh Patel

/s/ Jonah Staw	Director
Jonah Staw

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